Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-75131 of HLM Design, Inc. on Form S-8 of our report dated July 12, 2000, appearing in this Annual Report on Form 10-K of HLM Design, Inc. for the year ended April 30, 1999.


/s/ Deloitte & Touche LLP
Charlotte, North Carolina
July 24, 2000